Calculation of Filing Fee Tables
F-1
Kepler Group Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value $0.001 per share	457(o)			$ 46,000,000.00	0.0001381	$ 6,352.60
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 46,000,000.00		$ 6,352.60
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 6,352.60
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of Ordinary Shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes the offering price attributable to 750,000 additional Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Kepler Group Ltd	F-1	333-290005	09/03/2025		$ 6,352.60	Equity	Ordinary Shares	5,750,000	$ 46,000,000.00
Fee Offset Sources		Kepler Group Ltd	F-1	333-290005		09/03/2025						$ 1,479.00
Fee Offset Sources		Kepler Group Ltd	F-1	333-290005		04/29/2026						$ 5,018.55
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant's Registration Statement on Form F-1 (Registration No. 333-290005) was initially filed on September 3, 2025 and was declared effective on December 31, 2025. Post-effective amendment No.1 to Form F-1 was filed on April 29, 2026. There were no sales of the Registrant's securities under such Registration Statement and the Registrant requested the Commission's consent to the withdrawal of such Registration Statement on May 19, 2026.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date